As filed with the U.S. Securities and Exchange Commission on May 22, 2000






                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933



                             NewBridge Capital, Inc.
             (Exact name of Registrant as specified in its charter)


             Nevada                                           33-0877143
(State or other jurisdiction of                              (IRS Employer
incorporation or organization)                             Identification No.)


                          4695 MacArthur Ct., Suite 530
          (Address of Principal Executive Offices, including Zip Code)


                   The NewBridge Capital Inc. 2000 Stock Plan
                            (Full title of the plan)


 Fred G. Luke, President, 4695 MacArthur Ct., Suite 530, Newport Beach, CA 92660
                    (Name and address of agent for service)


                                 (949) 833-2094
          (Telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE




                                  Proposed      Proposed Maximum      Amount of
  Title of        Amount of        Maximum          Aggregate       Registration
Securities to    Shares to be   Offering Price   Offering Price(1)       Fee
be Registered     Registered     Per Share(1)

$.001 par value
common stock       1,000,000        $4.00           $4,000,000        $1,112.00

Total              1,000,000                        $4,000,000        $1,112.00

________________________________________________________________________________

(1) This calculation is made solely for the purposes of determining the registration fee pursuant to the provisions of Rule 457(h) under the Securities Act and is calculated on the basis of (a) the average of the high and low prices per share of the Common Stock as of May 16, 2000, a date within five business days prior to the filing of this Registration Statement.

                                   PROSPECTUS

                             Newbridge Capital, Inc.

                   1,000,000 Shares of Common Stock underlying
                   The NewBridge Capital, Inc. 2000 Stock Plan


     This Prospectus relates to the offer and sale by NewBridge Capital, Incorporated, a Nevada corporation ("NewBridge"), of shares of its $.001 par value per share common stock (the "Common Stock") to certain employees, consultants, officers and directors (collectively the "Consultants") pursuant to The NewBridge Capital, Inc. 2000 Stock Plan (the "Stock Plan"). NewBridge is registering hereunder and then issuing, as a bonus and/or option, to the Consultants 1,000,000 shares of the Common Stock under the Stock Plan in consideration for services rendered.

     The Common Stock is not subject to any restriction on transferability. Recipients of shares other than persons who are "affiliates" of NewBridge within the meaning of the Securities Act of 1933 (the "Act") may sell all or part of the shares in any way permitted by law, including sales in the over-the-counter market at prices prevailing at the time of such sale. An affiliate is summarily, any director, executive officer or controlling shareholder of NewBridge. The "affiliates" of NewBridge may become subject to Section 16(b) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), which would limit their discretion in transferring the shares acquired in NewBridge. If the Consultant who is not now an "affiliate" becomes an "affiliate" of the NewBridge in the future, he would then be subject to Section 16(b) of the Exchange Act.

The Common Stock is listed on the OTC bulletin board under the symbol "NBRG".

     THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY
     REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


                   The date of this Prospectus is May 19, 2000

     This Prospectus is part of a Registration Statement which was filed and became effective under the Securities Act of 1933, as amended (the "Securities Act"), and does not contain all of the information set forth in the Registration Statement, certain portions of which have been omitted pursuant to the rules and regulations promulgated by the U.S. Securities and Exchange Commission (the "Commission") under the Securities Act. The statements in this Prospectus as to the contents of any contracts or other documents filed as an exhibit to either the Registration Statement or other filings by NewBridge with the Commission are qualified in their entirety by the reference thereto.

     A copy of any document or part thereof incorporated by reference in this Prospectus but not delivered herewith will be furnished without charge upon written or oral request. Requests should be addressed to: 4695 MacArthur Ct., Suite 530, Newport Beach, California 92660.

     In January 2000, NewBridge, a Nevada corporation completed its merger with Scientific NRG, Inc., a Minnesota corporation ("Scientific"). As a result, Scientific's operations merged into NewBridge and Scientific ceased to exist as a separate entity and as such, all reports of NewBridge incorporated by reference or referred to herein are reports of Scientific. NewBridge is subject to the reporting requirements of the Exchange Act and in accordance therewith files reports and other information with the Commission. These reports, as well as the proxy statements, information statements and other information filed by NewBridge under the Exchange Act may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W. Washington D.C. 20549. Copies may be obtained at the prescribed rates. In addition, the Common Stock is quoted on the automated quotation system maintained by the National Association of Securities Dealers, Inc. ("NASD"); thus, copies of these reports, proxy statements, information statements and other information may also be examined at the offices of the NASD at 1735 K. Street, N.W. Washington, D.C. 20549.

     No person has been authorized to give any information or to make any representation, other than those contained in this Prospectus, and, if given or made, such other information or representation must not be relied upon as having been authorized by NewBridge. This Prospectus does not constitute an offer or a solicitation by anyone in any state in which such is not authorized or in which the person making such is not qualified or to any person to whom it is unlawful to make an offer or solicitation.

     Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has not been a change in the affairs of NewBridge since the date hereof.

                                TABLE OF CONTENTS

                                                                           Page

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS                         6


ITEM 1.    PLAN INFORMATION                                                  6


DOCUMENTS INCORPORATED BY REFERENCE AND ADDITIONAL INFORMATION               7


ITEM 2.    REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION       7


INFORMATION REQUIRED IN THE REGISTRATION STATEMENT                           8


ITEM 3.    INCORPORATION OF DOCUMENTS BY REFERENCE                           8


ITEM 4.    DESCRIPTION OF SECURITIES                                         8


ITEM 5.    INTERESTS OF NAMED EXPERTS AND COUNSEL                            8


ITEM 6.    INDEMNIFICATION OF DIRECTORS AND OFFICERS                         9


ITEM 7.    EXEMPTION FROM REGISTRATION CLAIMED                               9


ITEM 8.    EXHIBITS                                                          9


ITEM 9.    UNDERTAKINGS                                                      10

SIGNATURES                                                                   12

EXHIBIT INDEX                                                                13

                                     PART I


              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.    Plan Information

GENERAL INFORMATION

NewBridge Capital Inc.

     NewBridge has its principal executive offices at: 4695 MacArthur Ct., Suite 530, Newport Beach, California.

Purposes

     The Common Stock will be issued by NewBridge pursuant to the Stock Plan approved by the Board of Directors of NewBridge (the "Board of Directors"). The Stock Plan is intended to provide a method whereby NewBridge may provide an increased incentive for individuals to render services to NewBridge in the future and to exert maximum effort for the success of NewBridge's business, thereby advancing the interests of NewBridge, and all of its shareholders. The Stock Plan is effective from April 6, 2000 and continues to April 6, 2003. A copy of the Stock Plan has been filed as an exhibit to this Registration Statement.

Common Stock

     The Board of Directors has authorized the issuance of up to 1,000,000 shares of the Common Stock underlying the Stock Plan upon effectiveness of this Registration Statement.

The Consultants

     NewBridge's Board of Directors or Committee shall grant the right to receive Common Stock to the Consultants for services rendered to, or to be rendered to, or on behalf of, NewBridge such that the fair market value of the Shares approximates the fair market value of services as determined at the discretion of the Board of Directors.

No Restrictions on Transfer

     The Consultants will become the record and beneficial owners of the shares of Common Stock upon issuance and delivery and are entitled to all of the rights of ownership, including the right to vote any shares awarded and to receive ordinary cash dividends on the Common Stock.

Tax Treatment to the Consultant

     The Common Stock is not qualified under Section 401 (a) of the Internal Revenue Code. The Consultant, therefore, will be deemed for federal income tax purposes to recognize ordinary income during the taxable year in which the first of the following events occurs: (a) the shares become freely transferable, or
(b) the shares cease to be subject to a substantial risk of forfeiture. Accordingly, the Consultant will receive compensation taxable at ordinary rates equal to the fair market value of the shares on the date of receipt since there will be no substantial risk of forfeiture or other restrictions on transfer. If, however, the Consultant receives shares of common stock pursuant to the exercise of an option or options at an exercise price below the fair market value of the shares on the date of exercise, the difference between the exercise price and the fair market value of the stock on the date of exercise will be deemed ordinary income for federal income tax purposes. The Consultant is urged to consult his tax advisor on this matter. Further, if any recipient is an "affiliate", Section 16(b) of the Exchange Act is applicable and will affect the issue of taxation.

Tax Treatment to NewBridge

     The amount of income recognized by any recipient hereunder in accordance with the foregoing discussion will be an expense deductible by NewBridge for federal income tax purposes in the taxable year of NewBridge during which the recipient recognizes income.

Restrictions on Resales

     In the event that an affiliate of NewBridge acquires shares of of Common Stock hereunder, the affiliate will be subject to Section 16(b) of the Exchange Act. Further, in the event that any affiliate acquiring shares hereunder has sold or sells any shares of Common Stock in the six months preceding or following the receipt of shares hereunder, any so called "profit", as computed under Section 16(b) of the Exchange Act, would be required to be disgorged from the recipient to NewBridge. Services rendered have been recognized as valid consideration for the "purchase" of shares in connection with the "profit" computation under Section 16(b) of the Exchange Act. NewBridge has agreed that for the purpose of any "profit" computation under 16(b) the price paid for the common stock issued to affiliates is equal to the value of services rendered. Shares of Common Stock acquired hereunder by persons other than affiliates are not subject to Section 16(b) of the Exchange Act.

DOCUMENTS INCORPORATED BY REFERENCE AND ADDITIONAL INFORMATION

     NewBridge hereby incorporates by reference reports of its predecessor, Scientific NRG, Inc. including (i) its annual report on Form 10-KSB for the year ended June 30, 1999 filed pursuant to Section 13 of the Exchange Act, (ii) any and all Forms 10-Q (or 10-QSB) filed under the Securities or Exchange Act subsequent to any filed Form 10K (or 10-KSB), as well as all other reports filed under Section 13 of the Exchange Act, and Form 8-K filings, if any, and (iii) its annual report, if any, to shareholders delivered pursuant to Rule 14a-3 of the Exchange Act. In addition, all further documents filed by NewBridge pursuant to Section 13, 14, or 15(d) of the Exchange Act prior to the termination of this offering are deemed to be incorporated by reference into this Prospectus and to be a part hereof from the date of filing. All documents which when together, constitute this Prospectus, will be sent or given to participants by the Registrant as specified by Rule 428(b)(1) of the Securities Act.

Item 2.     Registrant Information and Employee Plan Annual Information

     A copy of any document or part thereof incorporated by reference in this Registration Statement but not delivered with this Prospectus or any document required to be delivered pursuant to Rule 428(b) under the Securities Act will be furnished without charge upon written or oral request. Requests should be addressed to: 4695 MacArthur Ct., Suite 530, Newport Beach, California 92660.

Legal Opinion and Experts

     Richard O. Weed has rendered an opinion on the validity of the securities being registered. Mr. Weed is a former director of NewBridge's predecessor, Scientific NRG, Inc., and owns, prior to this offering, 56,395 shares of NewBridge common stock. Mr. Weed holds an option to acquire up to 100,000 shares of NewBridge common stock at $3.00 per share.

     The financial statements of NewBridge incorporated by reference in NewBridge's Annual Report (Form 10-KSB), filed under the name Scientific NRG, Inc., for the year ended June 30, 1999 have been audited by McKennon, Wilson & Morgan LLP, independent auditors, as set forth in their report incorporated herein by reference and are incorporated herein in reliance upon such report given upon the authority of the firm as experts in auditing and accounting.

Indemnification of Officers and Directors

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, or persons controlling the Company, the Company has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.   Incorporation of Documents by Reference

     Registrant hereby states that (i) all documents set forth in (a) through
(c), below, are incorporated by reference in this registration statement, and
(ii) all documents subsequently filed by registrant pursuant to Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post- effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

     (a) Registrant's latest Annual Report, whether filed pursuant to Section 13(a) or 15(d) of the Exchange Act;

     (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by annual report referred to in (a), above; and

     (c) The latest prospectus filed pursuant to Rule 424(b) under the Securities Act.

Item 4.   Description of Securities

     No description of the class of securities (i.e. the $.001 par value Common Stock) is required under this item because the Common Stock is registered under
Section 12 of the Exchange Act.

Item 5.   Interests of Named Experts and Counsel

     Richard O. Weed, counsel to the NewBridge and a former Director of NewBridge's predecessor, Scientific NRG, Inc., owns 56,395 shares of common stock. Mr. Weed holds an option to acquire up to 100,000 shares of NewBridge common stock at $3.00 per share.

Item 6.   Indemnification of Directors and Officers

     Under Nevada law, a corporation may indemnify its officers, directors, employees and agents under certain circumstances, including indemnification of such person against liability under the Securities Act of 1933. A true and correct copy of Section 78.7502 of Nevada Revised Statutes that addresses indemnification of officers, directors, employees and agents is attached hereto as Exhibit 99.

     In addition, Section 78.037 of the Nevada Revised Statutes and NewBridge's Articles of Incorporation and Bylaws provide that a director of this corporation shall not be personally liable to the corporation or its stockholders for monetary damages due to breach of fiduciary duty as a director except for liability (a) for acts or omissions which involve intentional misconduct, fraud or a knowing violation of law; or (b) for the payments of distribution in violation of Nevada Revised Statute 78.300.

     The effect of these provisions may be to eliminate the rights of NewBridge and its stockholders (through stockholders' derivative suit on behalf of NewBridge) to recover monetary damages against a director for breach of fiduciary duty as a director (including breaches resulting from negligent or grossly negligent behavior) except in the situations described in clauses (a) -
(b) of the preceding paragraph.

Item 7.   Exemption from Registration Claimed

          Not applicable.

Item 8.   Exhibits

     (a) The following exhibits are filed as part of this registration statement pursuant to Item 601 of Regulation S-K and are specifically incorporated herein by this reference:

          Exhibit No.      Title

             5.1          Opinion of Counsel re: Legality

            10.1          The NewBridge Capital Inc. 2000 Stock Plan

            23.1 Consent of Richard O. Weed, special counsel to registrant, to the use of his opinion with respect to the legality of the securities being registered hereby and to the references to him in the Prospectus filed as a part hereof.

            23.2          Consent of McKennon, Wilson & Morgan LLP

            99.1          Section 78.7502 of Nevada Revised Statutes

Item 9.   Undertakings

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of registrant pursuant to the foregoing provisions, or otherwise, registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by registrant of expenses incurred or paid by a director, officer or controlling person of registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

          (i) include any prospectus required by Section 10 (a) (3) of the Securities Act;

          (ii) reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the registration statement; and

          (iii) include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          provide, however, paragraphs (i) and (ii) shall not apply if the information required to be included in a post-effective amendment by those paragraph is incorporated by reference from period reports filed by the registrant small business issuer under the Exchange Act.

     (2) That, for the purpose of determining any liability under the Securities Act, each post-effective amendment to the registration statement shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) To deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14e-3 under the Securities Exchange Act of 1934; and, where interim financial information require to be presented by
          Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

     Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of registrant's annual report pursuant to Section 13(a) of the Securities Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned thereunto duly authorized in the City of Newport Beach, State of California on May 19, 2000.


                                    NEWBRIDGE CAPITAL, INC.
                                    (Registrant)


                                    By: /s/ Fred G. Luke
                                    Fred G. Luke, President


     Pursuant to the requirements of the 1933 Act, this registration statement or amendment has been signed by the following persons in the capacities and on the dates indicated:

      Signatures                      Title                      Date

    /s/ Fred G. Luke           President and Director         May 19, 2000
        Fred G. Luke

    /s/ Jon L. Lawver          Secretary and Director         May 19, 2000
        Jon L. Lawver

    /s/ Leonard Roman          Director and Principal         May 19, 2000
        Leonard Roman           Accounting Officer

                         FORM S-8 REGISTRATION STATEMENT


                                  EXHIBIT INDEX


     The following Exhibits are filed as part of this registration statement pursuant to Item 601 of Regulation S-K and are specifically incorporated herein by this reference:


  Exhibit
 Number in
Registration
 Statement        Description                                              Page

   5.1            Opinion of Counsel                                        14

  10.1            The NewBridge Capital 2000 Stock Plan                     16

  23.1            Consent of Richard O. Weed to Use of Opinion              19

  23.2            Consent of McKennon, Wilson & Morgan, LLP                 20

  99.1            Section 78.7502 of Nevada Revised Statutes                21

                                   EXHIBIT 5.1


                               OPINION OF COUNSEL

                                 Weed & Co. L.P.
        4695 MacArthur Court, Suite 530, Newport Beach, California 92660
                Telephone (949) 475-9086 Facsimile (949) 475-9087
                      Email: SpecialProjectCounsel@msn.com

Writer's Direct Number
   (949) 475-7730

                                  May 19, 2000

Board of Directors
NewBridge Capital, Inc.
4695 MacArthur Court
Suite 530
Newport Beach, CA 92660

         RE: Form S-8 Registration Statement

Dear Members of the Board:

     As special project counsel to NewBridge Capital, Incorporated, a Nevada corporation (the "Company"), in connection with that certain Form S-8 registration statement dated April 25, 2000, I have been asked to provide an opinion of counsel as to the legality of the securities being registered, indicating whether they will, when sold, be legally issued, fully paid and non-assessable.

     I am of the opinion that:

     1. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Nevada, the jurisdiction of its incorporation.

     2. The terms and provisions of the common stock conform to the description thereof contained in the registration statement, and the form of the stock certificates used to evidence the common stock are in good and proper form and no stockholder is entitled to preemptive rights to subscribe for or purchase any of the common stock,

     3. The issuance and the sale of the shares of common stock has been duly and validly authorized and the securities will, when sold, be duly legally issued, fully paid and non-assessable shares of common stock of the Company.

     This opinion is limited to matters existing as of this date and no responsibility is assumed to advise you of changes (factual or legal) which may hereafter occur, whether deemed material or not.

     This opinion is not to be used, circulated, quoted or otherwise referred to in whole or in part for any other purpose, except as set forth in my consent.


                                  Very truly yours,


                                  /s/ Richard O. Weed
                                      Richard O. Weed

                                  EXHIBIT 10.1

                   THE NEWBRIDGE CAPITAL INC. 2000 STOCK PLAN

1.   Purpose of the Plan

     The purpose of the NewBridge Capital Inc. 2000 Stock Plan ("Plan") is to provide means by which NewBridge Capital Inc., a Nevada corporation ("Company"), may compensate key employees, advisors, and consultants by issuing to them shares of its capital stock in exchange for services, and to thereby conserve the Company's cash resources. In addition, equity ownership will provide increased incentive for such individuals to render services to the Company in the future and to exert maximum effort for the success of the Company's business.

2.   Definitions

     The following definitions apply the provisions of this Plan:

     A.   "Board" means the Company's Board of Directors

     B.   "Common Stock" means the Company's $.001 par value common stock

     C. "Committee" means the Committee appointed by the Board in accordance with paragraph A of Section 3 of this Plan. If no Committee is appointed, "Committee" refers to the Board.

     D. "Employee" means any person, including officers, directors, employees, advisors, and consultants employed by the Company or any Subsidiary on either a full-time or part-time basis.

3.   Administration of the Plan

     A. Procedure. The board shall administer the Plan. The Board may appoint a Committee of not less than three (3) Board members to administer the Plan, subject to such terms and conditions as the Board may prescribe. Once appointed, the Committee shall continue to serve until the Board otherwise directs. From time to time, the Board may increase the Committee size and appoint additional members, fill vacancies, however caused, and remove all members and thereafter directly administer the Plan. Members of the Committee who are either eligible for Shares under this Plan or have been granted Shares under this Plan may vote on any matters affecting the Plan administration or granting any Shares under the Plan; provided that no such member shall act upon the granting of Shares to himself or herself, but any such member may be counted in determining the existence of a quorum at any meeting during which such action is taken.

     B. Powers of the Committee. The Committee shall have the authority to (i) based on relevant information, to determine the fair market value of the Common Stock; (ii) to determine the value of the services rendered or to be rendered to the Corporation, (iii) the Employees or Consultants to whom and the time or times when Common Stock shall be granted and the number of Shares to be issued; (iv) to interpret the Plan; (v) to prescribe, amend and rescind rules and regulations relating to the Plan; (vi) to authorize any person to execute on the Company's behalf any instrument required to effectuate a grant of Common Stock; and (vii) to make all other determinations deemed necessary or advisable for administering the Plan.

     C. Effect of Committee's Decision. All decisions, determinations, and interpretations of the Committee shall be final and binding on any and all holders of Common Stock granted under the Plan.

4.   Shares Reserved

     A total of One Million (1,000,000) shares of Common Stock shall be subject to the Plan and shall be and are hereby reserved for issuance under the Plan. Such Shares shall be unissued or previously issued shares reacquired and held by the Company. Any such shares which remain unsold when the Plan terminates shall cease to be reserved for the Plan but, until termination, the Company shall at all times reserve a sufficient number of shares to meet the Plan's requirements.

5.   Eligibility

     Common Stock may be issued under this Plan only to Employees for services rendered to the Company or on the Company's behalf as determined by the Board or the Committee. Common stock may not be issued under this Plan for services in connection with a capital raising transaction for the Company. An Employee who has been issued Common Stock under the Plan, if he or she is otherwise eligible, may be granted additional Common Stock.

6.   Continuation of Employment

     Neither the Plan or the issuance of any Common Stock under the Plan shall confer upon any Employee any right with respect to continuing employment with the Company, nor shall it interfere in any way with his or her right or the Company's right to terminate his or her employment or other position at anytime.

7.   Fair Market Value Limitation

     The Company's Board of Directors or Committee shall grant the right to receive Common Stock to Employees for services rendered to, or to be rendered to, or on behalf of, the Company such that the fair market value of the Shares approximates the fair market value of the services. Determination of fair market value shall be within the business discretion of the Board of Directors and/or Committee.

8.   Investment Representation

     Each Employee granted Shares under this Plan shall represent in writing that s/he is acquiring the shares for investment and not for resale or to distribute the Shares to the public. Upon demand, delivery of such a representation prior to the delivery of any shares issued shall be a condition precedent to the right of the Employee to receive Shares under the Plan.

9.   Amendments or Termination

     The Board of Directors may amend, alter or discontinue the Plan.

10.  Compliance with Other Laws and Regulations

     The Plan, the grant, and issuance of Shares under the Plan shall be subject to all applicable federal and state laws, rules and regulations and to such approvals by the governmental or regulatory agency as may be required. The Company shall not be required to issue or deliver any certificates for shares of Common Stock prior to the completion of any registration or qualification of such shares under any federal or state law, or any ruling or regulation of any governmental body which the Company shall, in its sole discretion, determine to be necessary or advisable. Further, it is the intention of the Company that the Plan comply in all respects with the provisions of Rule 16b-3 of the Securities and Exchange Act of 1934, as amended. If any Plan provision is found not to be in compliance with Rule 16b-3, the provision shall be deemed null and void.

11.  Effectiveness and Expiration of the Plan

     The Plan shall be effective on April 6, 2000, and continue to April 6, 2003, three years after the effective date of the Plan, and thereafter no Shares shall be granted under the Plan.


APPROVED THIS EFFECTIVE DAY THE 6TH  DAY OF APRIL BY THE BOARD OF DIRECTORS


                                   /s/ Fred Luke
                                       Fred Luke, Director


                                   /s/ Jon L. Lawver
                                       Jon L. Lawver, Director


                                   /s/ Leonard Roman
                                       Leonard Roman, Director

                                  EXHIBIT 23.1


                  CONSENT OF RICHARD O. WEED TO USE OF OPINION

                                 Weed & Co. L.P.
        4695 MacArthur Court, Suite 530, Newport Beach, California 92660
                Telephone (949) 475-9086 Facsimile (949) 475-9087
                      Email: SpecialProjectCounsel@msn.com

Writer's Direct Number
   (949) 475-7730


                                  May 19, 2000

Board of Directors
NewBridge Capital, Incorporated
4695 MacArthur Ct., Suite 530
Newport Beach, CA 92660

         RE: Consent to Use of Opinion in Form S-8 Registration Statement

Dear Members of the Board:

     I hereby consent to the use of my opinion as an exhibit to the Form S-8 registration statement being filed by NewBridge Capital, Inc.

                                   Sincerely yours,



                                   /s/ Richard O. Weed
                                       Richard O. Weed

                                  EXHIBIT 23.2



                    CONSENT OF McKENNON, WILSON & MORGAN LLP

                         CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of NewBridge Capital, Inc. of our report dated October 4, 1999, relating to the financial statements, which appears in the Annual Report on Form 10-KSB for the year ended June 30, 1999. We also consent to the reference to us under the heading "Experts" in such registration statement.


/s/McKennon, Wilson & Morgan LLP

McKennon, Wilson & Morgan LLP
Irvine, California
May 17, 2000

                                  EXHIBIT 99.1

                   SECTION 78.7502 OF NEVADA REVISED STATUTES

78.7502. Discretionary and mandatory indemnification of officers, directors, employees and agents: General provisions.

    1. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer or employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgment, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in and not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in and not opposed to the best interests of the corporation, and that, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

    2. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matters to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnify for such expenses as the court deems proper.

    3. To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections 1 and 2, or in defense of any claim, issue or matter therein, the corporation shall indemnify him against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense.